UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 21, 2023

Date of Report (Date of earliest event reported)

New Relic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

188 Spear Street, Suite 1000

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(650) 777-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On June 23, 2023, New Relic, Inc. (the “Company”) committed to a restructuring plan to realign resources with its strategic priorities, as presented at the Company’s Analyst Day on May 25, 2023. The restructuring plan is the result of a thorough review, focused on realigning resources with the Company’s business needs in driving the growth of its consumption business, completion of its transition to a consumption business model, and improving business efficiency. The plan contemplates a reduction of the Company’s workforce by a total of up to 255 employees globally, inclusive of employees previously exited in May and early June as part of the reorganization of specific functions and performance management. In connection with the restructuring, the Company plans to hire approximately half of the reduced headcount in targeted areas of the organization to address opportunities for consumption business growth going forward. The Company currently expects to end fiscal year 2024 at approximately the same headcount as of the end of fiscal year 2023.

The Company expects to incur aggregate charges of approximately $18 million to $22 million in connection with the restructuring plan, consisting primarily of employment termination and other one-time expenses. The Company expects approximately 75% of these charges will be cash expenditures, and that it will recognize the majority of these restructuring costs in the first quarter of fiscal 2024. The actual timing and costs of the plan may differ from the Company’s current expectations and estimates.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2023, Caroline Watteeuw Carlisle notified the Company of her decision to not stand for re-election as a member of the Company’s Board of Directors (the “Board”) at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”). Ms. Watteeuw Carlisle’s decision to not stand for re-election was not the result of any disagreement with the Company or any matter relating to the Company’s operation, policies (including accounting or financial policies) or practices. Ms. Watteeuw Carlisle will continue to serve as a director and as a member of each committee of the Board of which she is a member until the expiration of her current term at the Annual Meeting. Upon the expiration of Ms. Watteeuw Carlisle’s term, the authorized number of directors constituting the Board will be ten.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding the timing and anticipated impacts of the restructuring plan, its strategic goals and its ability to accomplish them, anticipated areas of growth, its plans to allocate and reallocate resources, and expected headcount trends and hiring plans and the anticipated impacts thereof. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause our actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Further information on these and other factors that could affect the forward-looking statements in this Current Report on Form 8-K is included in the filings the Company makes with the Securities and Exchange Commission (“SEC”) from time to time, particularly under the captions “Risk Factors” including the Company’s most recent Annual Report on Form 10-K. Copies of these documents may be obtained by visiting the Company’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: June 27, 2023	By:	/s/ David Barter
David Barter Chief Financial Officer